Exhibit 99.2

AMERICANWEST BANCORPORATION

CODE OF ETHICS

FOR DIRECTORS AND SENIOR FINANCIAL OFFICERS IN ACCORDANCE WITH

THE SARBANES-OXLEY CORPORATE RESPONSIBILITY ACT OF 2002

It is the policy of AmericanWest Bank that its employees, directors and agents are held to the highest standards of honest and ethical conduct when conducting the affairs of the bank. Because the equity shares of AmericanWest Bancorporation are publicly traded, senior financial officers* of AWB are held to a particularly high set of ethical standards, which are further described below.† Directors and senior financial officers will not commit acts contrary to these standards of ethical conduct nor shall they condone the commission of such acts by others with the organization.

Actual or suspected violations of this Code of Ethics by a director or senior financial officer should be reported directly to the Chairman of the Audit & Compliance Committee of the Board of Directors or, if an allegation of a violation regards the Chairman of the Audit Committee, to the Chairman of the Board or the Company’s General Counsel or Chief Internal Auditor.

Should a director or senior financial officer have a question whether a conflict of interest exists, the Board of Directors shall make the determination, and may provide solutions to resolve any such conflict. The affected person may not participate in any vote regarding the determination of a conflict or its appropriate resolution. Should a conflict of interest exist, the Board of Directors may waive the conflict, if in the exercise of its judgment it determines that the conflict of interest is not material to the interests of the Company or its shareholders. Should a conflict of interest be waived, the nature of the waiver, the person granted the waiver and the date of the waiver shall be promptly reported in accordance with all applicable laws, rules and regulations.

General Standards of Ethical Behavior

Directors and Senior Financial Officers will:

•	Conduct their personal and professional affairs in a way that avoids both real and perceived conflicts of interest between their interests and the interests of the bank.

•	Refrain from engaging in any activity that would compromise their professional ethics or otherwise prejudice their ability to carry out their duties to the bank.

*	Defined as all Regulation O executive officers along with the Chief Executive Officer (CEO), Chief Financial Officer (CFO) or any person serving in an equivalent position regardless of whether or not they are designated as executive officers for Regulation O purposes.

†	Directors and senior financial officers are also subject to the Company’s Code of Ethics for all employees of the Company.

•	Communicate to executive management of the bank and to accountants engaged in financial audits of the bank, all relevant unfavorable as well as favorable information and professional judgments or opinions.

•	Encourage open communication and full disclosure of financial information by providing a well understood process under which management is kept informed of financial information of importance, including any departures from sound policy, practice and accounting norms.

Senior Financial Officers will:

•	Ensure that all relevant staff members understand the bank’s open communication and full disclosure standards and processes.

•	Refrain from disclosing confidential information acquired in the course of their work except where authorized, unless legally obligated to do so.

•	Inform subordinates, as appropriate, regarding the confidentiality of information acquired in the course of their work and monitor, as needed, to ensure that subordinates maintain that confidentiality.

•	Refrain from using or appearing to use confidential information acquired in the course of their work for unethical or illegal advantage, either personally or indirectly through others.

•	Establish appropriate systems and procedures to ensure that business transactions are recorded on the bank’s books in accordance with Generally Accepted Accounting Principals, established Company policy and appropriate regulatory pronouncements and guidelines.

•	Establish appropriate policies and procedures for the protection and retention of accounting records and information as required by applicable law, regulation or regulatory guidelines.

•	Establish and administer financial accounting controls that are appropriate to ensure the integrity of the financial reporting process and the availability of timely, relevant information for the safe, sound and profitable operation of the bank.

•	Completely disclose all relevant information reasonably expected to be needed by the bank’s regulatory examiners and internal and external auditors for the full, complete and successful discharge of their duties and responsibilities.

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